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                                                                    Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 7, 1997, on our audits of the consolidated financial statements of Antex Biologics Inc. and its subsidiary as of December 31, 1995 and 1996, and for the years then ended, and for the period January 1, 1993 to December 31, 1996, which report is included in Antex Biologics Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1996.





                                                      Coopers & Lybrand L.L.P.





Rockville, Maryland
July 30, 1997